PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers
166 Quay Street
Private Bag 92162
Auckland, New Zealand
DX CP24073
www.pwc.com/nz
Telephone +64 9 355 8000
Facsimile +64 9 355 8001

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (Nos. 333- 6526, 333- 8932 and 333- 12726) and S-8 (File No. 33- 97728) of Tenon Limited of our report dated August 20, 2004 relating to the financial statements and financial statement schedule, which appear in this Annual Report on Form 20-F. We also consent to the reference to us under the heading "Experts" in such registration statement.

PricewaterhouseCoopers

Auckland, New Zealand
December 16, 2004